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                                                                   Exhibit 10.17

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                   ITURF INC.,
                             A DELAWARE CORPORATION,

                         ITURF ACQUISITION CORPORATION,
                             A DELAWARE CORPORATION

                              T@PONLINE.COM, INC.,
                            A NEW JERSEY CORPORATION

                            MARKETSOURCE CORPORATION,
                             A DELAWARE CORPORATION,

                                MARTIN D. LEVINE,
                                  SHAREHOLDER,

                      THE JONATHAN L. LEVINE GRANTOR TRUST,
                                  SHAREHOLDER,

                       THE LAUREN E. LEVINE GRANTOR TRUST,
                                  SHAREHOLDER,

                                     ET AL.
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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of August 9, 1999 by and among iTurf Inc., a Delaware corporation ("ITURF"), iTurf Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of iTurf (the "MERGER SUB"), T@ponline.com, Inc., a New Jersey corporation (the "COMPANY"), MarketSource Corporation, a Delaware corporation ("MARKETSOURCE"), Martin D. Levine ("LEVINE"), the Jonathan L. Levine Grantor Trust u/t/a/d January 1, 1995, the Lauren E. Levine Grantor Trust u/t/a/d January 1, 1995, David Bidwell, Deborah Cheezum, Donald Clifford, Frank
P. Morelli, Derek S. White and Anthony Fiore. Levine, the Jonathan L. Levine Grantor Trust u/t/a/d January 1, 1995 and the Lauren E. Levine Grantor Trust u/t/a/d January 1, 1995 are sometimes collectively referred to hereinafter as the "LEVINE AFFILIATES" and individually as a "LEVINE AFFILIATE." The Levine Affiliates, David Bidwell, Deborah Cheezum, Donald Clifford, Frank P. Morelli, Derek S. White and Anthony Fiore are sometimes collectively referred to hereinafter as the "SELLING SHAREHOLDERS" and individually as a "SELLING SHAREHOLDER."

            WHEREAS, each of the Boards of Directors of iTurf, Merger Sub and the Company has approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the New Jersey Business Corporation Act ("NEW JERSEY LAW") and the General Corporation Law of the State of Delaware ("DELAWARE LAW") and upon the terms and subject to the conditions set forth herein; and

            WHEREAS, each Selling Shareholder is the owner of such number of shares of common stock, no par value, of the Company (the "COMPANY COMMON STOCK") set forth opposite his or its name in SCHEDULE 2.3 and such shares collectively represent 100% of the issued and outstanding shares of capital stock of the Company.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with New Jersey Law and Delaware Law, at the Effective Time (as defined herein), Merger Sub shall merge with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."
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            1.2 EFFECTIVE TIME. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article VII and subject to the satisfaction or waiver of the conditions set forth in Article V, the consummation of the Merger (the "CLOSING") shall take place as promptly as practicable (and in any event within two business days) after each of the conditions set forth in Article V shall have been satisfied or waived in accordance with this Agreement (the "CLOSING DATE") at 10:00 a.m., New York City time, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless the parties shall agree in writing upon a later date, time or place.

            1.3 CLOSING. On the Closing Date, the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger with the New Jersey Secretary of State, in such form as required by, and executed in accordance with the relevant provisions of New Jersey Law, and shall make all other filings or recordings required under New Jersey Law and (ii) filing a certificate of merger with the Delaware Secretary of State, in such form as required by, and executed in accordance with the relevant provisions of Delaware Law, and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective upon the later of the filing of the certificate of merger with the Delaware Secretary of State and the filing of the certificate of merger with the New Jersey Secretary of State, or at such other time as iTurf and the Company shall agree and specify in the certificates of merger (the "EFFECTIVE TIME").

            1.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the certificates of merger and the applicable provisions of New Jersey Law and Delaware Law. Without limiting the generality of the foregoing, at the Effective Time, all the rights, privileges, powers, franchises and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all duties, debts and liabilities of the Company and Merger Sub shall become the duties, debts and liabilities of the Surviving Corporation.

            1.5 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be "OnTap Inc." and the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation, each of which shall continue in full force and effect until thereafter amended.

            1.6 DIRECTORS AND OFFICERS. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

            1.7 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of iTurf, Merger Sub, the Company or the holders of any of the following securities:


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                  (a) CONVERSION OF SECURITIES. Subject to Sections 1.8 and 1.9,
each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the treasury of the Company) shall be converted into the right to receive Fifteen Thousand Eight Hundred and Seventy (15,870) shares of fully paid and non-assessable shares of Class A common stock, par value $.01 per share, of iTurf ("ITURF COMMON STOCK") (the "MERGER CONSIDERATION").

                  (b) CANCELLATION. Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time and held in the treasury of the Company shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

                  (c) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            1.8 ADJUSTMENT OF MERGER CONSIDERATION. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of iTurf Common Stock or Company Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the shares of iTurf Common Stock constituting the Merger Consideration shall be appropriately adjusted.

            1.9 NO FRACTIONAL SHARES. No fractional shares of iTurf Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Company Common Stock which have been converted pursuant to Section 1.7(a), and any such fractional shares of Parent Common Stock that would be issued absent this Section 1.9 shall be canceled without consideration therefor.


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            1.10 HOLDBACK. At the Closing, (i) 10% of the iTurf Common Stock to
be issued to the Selling Shareholders under this Agreement (collectively, the "HELDBACK SHARES") shall be issued in the names of such shareholders and held by iTurf to partially secure the indemnification obligations of the Selling Shareholders pursuant to SECTION 6.1, and each Selling Shareholder shall execute and deliver to iTurf at the Closing a stock power, endorsed in blank, with respect to the Heldback Shares, and (ii) the balance of the Merger Consideration to be issued to the Selling Shareholders under this Agreement shall be issued in the names of such shareholders pro rata in accordance with SCHEDULE 2.3 and delivered to such shareholders as soon as practicable after the Closing. The aggregate Merger Consideration held by iTurf and delivered to the Selling Shareholders in accordance with the foregoing sentence shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

            1.11 TAX-FREE REORGANIZATION. For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"), to the extent of the Merger Consideration received herein.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANY, MARKETSOURCE AND
                            THE SELLING SHAREHOLDERS

            Each of the Company, MarketSource and each Selling Shareholder, severally, hereby make the following representations and warranties to iTurf and Merger Sub, each of which shall be unaffected by any investigation heretofore or hereafter made by iTurf or Merger Sub or any notice to iTurf or Merger Sub other than in the schedules to this Agreement relating to the Company:

            2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is presently being conducted. The Company is duly qualified or licensed as a foreign corporation to do business and is in good standing under the laws of those jurisdictions listed on SCHEDULE 2.1 hereto, constituting all jurisdictions in which the nature of its business or the ownership or leasing of its assets requires such qualification, except for such failures to be so duly qualified or licensed and in good standing that would not have a material adverse effect on the business, results of operations or financial condition of the Company. True and correct copies of the Company's certificate of incorporation and bylaws, each as amended to date, have been previously delivered to iTurf. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing documents.


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            2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of the Company
and MarketSource has all requisite corporate power and authority, and each Selling Shareholder has all requisite power and authority, to enter into and to deliver this Agreement and to perform the obligations hereunder and to consummate the transactions contemplated hereby and, where applicable, other agreements (including the Ancillary Agreements (as defined herein)), instruments, certificates and documents executed or delivered, or to be executed or delivered, pursuant to this Agreement (such other agreements, instruments, certificates and documents, the "TRANSACTION DOCUMENTS"). The execution, delivery and performance of this Agreement and the Transaction Documents by the Company, MarketSource and each Selling Shareholder, where applicable, have been duly authorized by all necessary action, corporate or otherwise, on the part of the Company and each Selling Shareholder and no other corporate or other proceedings on the part of the Company or any Selling Shareholder is necessary to authorize this Agreement or the Transaction Documents to consummate the transactions contemplated hereby or thereby (other than the adoption of this Agreement by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with New Jersey Law and the Company's certificate of incorporation and bylaws). This Agreement has been, and the Transaction Documents at Closing will be, duly executed and delivered by the Company, MarketSource and the Selling Shareholders, where applicable, and this Agreement and the Transaction Documents will be legal, valid and binding agreements of the Company, MarketSource and the Selling Shareholders, enforceable against each of them in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).

                  (b) Each of the Boards of Directors of the Company and MarketSource (i) has declared that this Agreement, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the shareholders of such corporation, (ii) has authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby, and (iii) has taken appropriate action pursuant to applicable law to cause the Merger to become effective at the Effective Time.

            2.3 CAPITAL STRUCTURE. (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding. SCHEDULE
2.3 sets forth a true and complete list of all record owners of all classes of Company capital stock. Each outstanding share of Company Common Stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, free of any preemptive rights and not issued in violation of any federal or state securities laws.

                  (b) Except as set forth in SCHEDULE 2.3, (i) there are no equity securities or similar ownership interests of any class of capital stock of the Company, or any securities exchangeable for or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding and (ii) there are no outstanding


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subscriptions, options, warrants, calls, commitments or other agreements to which the Company or any Selling Shareholder is a party or by which he or it is bound obligating the Company or any Selling Shareholder to issue, deliver or sell, or repurchase redeem or otherwise acquire, any shares of capital stock or similar ownership interests of the Company or obligating the Company or any Selling Shareholder to grant, extent, accelerate the vesting of or enter into any such subscription, option, warrant, call, commitment or agreement. Except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy or other agreement or understanding to which the Company or any Selling Shareholder is a party or by which he or it is bound with respect to any equity security or similar ownership interest of any class of capital stock of the Company requiring the issuance or sale of any additional shares of capital stock or other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company. No shares of capital stock or other securities of the Company are reserved for issuance for any purpose and there are no agreements, commitments or restrictions relating to ownership or voting of any shares of stock or other securities of the Company.

                  (c) There are no outstanding purchase agreements, shareholders agreements, registration rights agreements, investors' rights agreements, co-sale agreements, rights of first refusal or similar agreements between any Selling Shareholder and the Company.

            2.4 TITLE TO SHARES. Each Selling Shareholder owns all of his or its shares of Company Common Stock as set forth on SCHEDULE 2.3, of record and beneficially, free and clear of any lien, pledge, security interest, liability, charge or other encumbrance or claim of any person or entity, voting trusts, proxies, preemptive rights, rights of first refusal, buy-sell arrangements or other shareholder agreements. On the Closing Date, each Selling Shareholder will own all of his or its shares of Company Common Stock, of record and beneficially, free and clear of any such liens.

            2.5 SUBSIDIARIES AND AFFILIATES. Except as set forth on SCHEDULE 2.5(A), the Company has no subsidiaries or affiliates and has no equity interest in any corporation, partnership, joint venture or other entity. Except as set forth on SCHEDULE 2.5(B), the Company has conducted its business only through the Company. "AFFILIATE" means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.


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            2.6 FINANCIAL STATEMENTS. The Company has previously delivered to
iTurf true and complete copies of (i) the audited balance sheet of the Company at December 31, 1996, 1997 and 1998 and the related statements of income, cash flow and changes in shareholders' equity for the fiscal years then ended, and the notes thereto, accompanied by the reports thereon of the applicable firm of independent public accountants and (ii) the unaudited balance sheet (the "INTERIM BALANCE SHEET") and the related unaudited statements of income, cash flow and changes in shareholders' equity for the six-month period ended June 30, 1999 and the unaudited statements of income for the six-month period ended June 30, 1998 (collectively, all financial information referred to in this Section
2.5 is hereafter referred to as the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of the Company, present fairly the financial condition of the Company at the dates specified and the results of its operations for the periods specified and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP").

            2.7 NO UNDISCLOSED LIABILITIES. The Company does not have any Liabilities (as defined herein), except for (a) Liabilities specifically identified in the Interim Balance Sheet that are required under GAAP to be identified in the Interim Balance Sheet and (b) obligations to be performed in the ordinary course of business as theretofore conducted. The Company does not know of any basis for the assertion against the Company of any other loss contingency of a nature defined by GAAP. For purposes of this Agreement, "Liabilities" mean direct or indirect debts, obligations or liabilities of any nature, whether absolute, accrued, unmatured, contingent, liquidated or otherwise and whether due or to become due, asserted or unasserted, known or unknown.

            2.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Interim Balance Sheet, the Company has operated its business consistent with ordinary commercial business practices and only in the ordinary course of business as theretofore conducted, and there has been no (a) amendments or changes to the certificate of incorporation or bylaws of the Company; (b) material adverse change in the business, properties, assets, Liabilities, commitments, earnings, financial condition or prospects of the Company; (c) material damage or destruction to property or assets of the Company resulting in a loss or cost to the Company (whether or not covered by insurance); or (d) act or omission which, if taken or omitted after the date of this Agreement and before the Closing would conflict with Section 4.1.

            2.9 TAXES. The Company has properly filed on a timely basis all federal, foreign, state, local and other tax returns and reports which are required to be filed by it. All such tax returns were true, correct and complete, and all taxes, interest and penalties due and payable as shown on such returns or claimed to be due by any taxing authority have been timely paid. All unpaid federal, foreign, state, local and other taxes, fees, assessments, duties and other similar governmental charges payable by the Company or which will, with the passage of time, become payable by the Company (including interest and penalties) whether or not disputed (x) with respect to any period prior to December 31, 1998 have been adequately reserved against in accordance with GAAP on the


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face of the Financial Statements and (y) with respect to any period prior to
June 30, 1999 have been adequately reserved against in accordance with GAAP on the face of the Interim Balance Sheet. There are no outstanding waivers or extensions of time with respect to the assessment or audit of any tax or tax return of the Company, or audits, examinations or claims now pending or matters under discussion with any taxing authority in respect of any tax of the Company. The Company has furnished to iTurf true and complete copies of the federal, foreign, state and local tax returns of the Company for the fiscal year ended on December 31, 1998, which tax returns have been filed with the relevant taxing authorities. The Company has not at any time consented to have the provisions of
Section 341(f)(2) of the Code apply to it. All taxes to be collected or withheld by the Company have been duly collected or withheld and any such amounts that were required to be remitted to any taxing authority have been duly remitted. There are no tax rulings, requests for ruling, closing agreements or changes of accounting method relating to the Company that could affect its tax liability for any period after the Effective Time. There will not be includible in the Company's gross income for a taxable period after the Effective Time any amount attributable to a prior tax period, as a result of any of the following methods of accounting: installment, completed contract, long-term contract, cash, or as a result of the application of Section 481 of the Code or comparable provisions of state, local or foreign tax law. For purposes of this Agreement, "TAX" or "TAXES" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, occupation or other governmental taxes imposed or payable to the United States or any state, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties or additions to tax attributable to any such tax.

            2.10 TITLE TO ASSETS. Except as set forth on SCHEDULE 2.10, the Company has good and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its properties and assets of whatever kind (whether real or personal, tangible or intangible), including, without limitation, all properties and assets that are shown on the Financial Statements and to properties and assets that are shown on any schedule hereto, in each case free and clear of any and all liens, mortgages, pledges, security interests, restrictions, prior assignments, claims and encumbrances of any kind whatsoever (collectively "LIENS"), except for Liens for current taxes and assessments not yet due and payable (which the Company will promptly pay when due if due prior to the Closing Date). All assets, properties and rights relating to the Company's business are held by, and all agreements, obligations and transactions relating to the Company's business have been entered into, incurred and conducted by, the Company.

            2.11 REAL AND PERSONAL PROPERTY. SCHEDULE 2.11 contains a true and complete list of all real property owned or leased by the Company and all interests therein (including a brief description of the property, the record title holder, the location and the improvements thereon). All such real property, and the equipment therein, and the operations and maintenance thereof, comply with any applicable agreements and restrictive covenants and conform to all applicable legal requirements including those relating to the environment, health and safety, land use and zoning, and all work required to be done by the Company as landlord or tenant has been


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duly performed. No condemnation or other proceeding is pending or, to the knowledge of the Company, after due investigation, threatened, which would affect the use of any such property by the Company. SCHEDULE 2.11 contains a true and complete list and brief description of all equipment, machinery, computers, furniture, leasehold improvements, vehicles and other personal property owned or leased by the Company and all interests therein. The Company's buildings and other structures, equipment and other assets (whether leased or owned) are in good operating condition and repair, subject to ordinary wear and tear.

            2.12 INTELLECTUAL PROPERTY. SCHEDULE 2.12 contains a true and complete list and brief description of all trademarks, service marks, trade names, brands, copyrights and patents which are presently being used or have been used in the Company's business, including certain trademarks listed on
Schedule 2.10 as being currently owned by MarketSource, all applications for registration and registrations for such trademarks, copyrights and patents, and all mask works, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes (collectively, the "PROPRIETARY ASSETS") and all licenses, contracts, rights and arrangements with respect to the foregoing. Except as set forth in
SCHEDULE 2.12, (a) the Company owns the entire, unencumbered right, title and interest to all such Proprietary Assets, free and clear of all Liens, and, except as set forth in SCHEDULE 2.12, no rights or licenses to others have been granted with respect to any of such properties; (b) all filings and other action necessary to perfect the full legal right of the Company in the United States to the foregoing have been effected; (c) the Company owns or possesses the right to use all the trademarks, service marks, trade names, brands, copyrights, patents, franchises, permits and licenses and rights with respect to the foregoing, necessary for the conduct of its business as presently conducted, without any conflict with or infringement of the rights of others; and (d) the Company has not received notice of any claimed conflict with respect to any of the foregoing. The Company has no knowledge of any default or alleged default which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any licenses, contracts, agreements or arrangements referred to in or submitted as a part of SCHEDULE 2.12. The Company has taken, and until the Closing Date, the Company will take, all steps necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. All intellectual property rights to all processes, systems and techniques used by the Company that were developed by any employee of the Company engaged in research or product development while such employee was employed by the Company have, by virtue of an invention assignment agreement, been assigned to the Company. In addition, all intellectual property rights to all processes, systems and techniques used by the Company or which the Company currently intends to use in its business which were developed by any of its employees at any time have been assigned by such employees to the Company.


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            2.13 CONTRACTS, LEASES AND COMMITMENTS. (a) The Company has
furnished to iTurf true and complete copies of the material contracts, leases and commitments listed in SCHEDULE 2.13 hereto, including summaries of the terms of any unwritten commitments. Except as set forth in SCHEDULE 2.13, (i) the Company, and to the knowledge of the Company, the other parties thereto, have complied in all material respects with such contracts, leases and commit ments, all of which are valid and enforceable; (ii) such contracts, leases and commitments are in full force and effect and there exists no event or condition which with or without notice or lapse of time would be a default thereunder, give rise to a right to accelerate or terminate any provision thereof or give rise to any Lien on any of the assets or properties of the Company; and (iii) all of such contracts, leases and commitments have been entered into on an arm's-length basis and in the ordinary course of business, and none is materially burdensome to the Company's business.

                  (b) The Company is not a party, nor is any of its assets or business subject, to any contract, lease or commitment not listed in SCHEDULE
2.13 (including, without limitation, purchase or sales commitments, financing or security agreements or guaranties, repurchase agreements, agency agreements, manufacturers representative agreements, commis sion agreements, employment or collective bargaining agreements, pension, bonus or profit-sharing agreements, group insurance, medical or other fringe benefit plans and leases of real or personal property), other than contracts terminable without penalty on not more than 30 days' notice that do not involve, individually or in the aggregate, the receipt or expenditure of more than $10,000 in any one year. The Company is not engaged in any material disputes with customers or suppliers. To the knowledge of the Company, no customer or supplier is con sidering termination, non-renewal or any adverse modification of its arrangements with the Company, and the Company has not received any notice that the transactions contemplated by this Agreement would have a material adverse effect on the Company's relationship with any of its suppliers or customers.

                  (c) The Company is not currently using the SiteServer Commerce Edition component, the e-mail component or the newsgroup component of the software covered by the Microsoft Commercial Internet System 2.X License Agreement, dated March 2, 1999 by and between Microsoft Corporation and MarketSource, as amended by Amendment No. 1 thereto (the "MICROSOFT AGREEMENT"), in a manner that has or would obligate the Company to pay any Subscriber Access License Fees (as such term is defined in the Microsoft Agreement).

            2.14 NO CONFLICTS, REQUIRED FILINGS OR CONSENTS. (a) Except as set forth in SCHEDULE 2.14, the execution and delivery of this Agreement and the Transaction Documents by the Company, MarketSource and each Selling Shareholder does not, and the performance of this Agreement and the Transaction Documents by such parties will not, (i) conflict with or violate the certificate of incorporation or bylaws of the Company, MarketSource or any Selling Shareholder,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company, MarketSource of any Selling Shareholder or by which their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others


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any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of the Company or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected.

                  (b) The execution and delivery of this Agreement by each of the Company, MarketSource and each Selling Shareholder will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company, MarketSource of any Selling Shareholder from performing its respective obligations under this Agreement.

            2.15 NO PERMITS REQUIRED; COMPLIANCE WITH LAWS. The Company does not hold any governmental licenses, permits or authorizations nor are any such licenses, permits or authorizations required for the ownership or occupancy of its properties and assets or the operation of its business. The Company's business is and has been operated in compliance therewith and all laws and regulations (federal, state, local and foreign) applicable to it, and all required reports and filings with governmental authorities have been properly made.

            2.16 PERSONNEL MATTERS. SCHEDULE 2.16 contains a true and complete list of the names, office locations, compensation and years of credited service for severance, vacation and pension plan purposes of all full- and part-time employees of the Company as of the date of this Agreement. The Company does not know of any efforts within the last five years to attempt to organize the Company's employees, and no strike or labor dispute involving the Company has occurred during the last three years or, to the knowledge of the Company, is threatened. No key employee of the Company has indicated that he is considering terminating his employment. The Company has complied with applicable wage and hour, equal employment, safety and other legal requirements relating to its employees.

            2.17 EMPLOYEE BENEFIT PLANS. (a) Except as set forth on SCHEDULE 2.17, neither the Company nor any entity that would be deemed a "single employer" with the Company under Section 414(b), (c), (m) or (o) of the Code or
Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "ERISA AFFILIATE") maintains, sponsors, contributes to, or has or has had an obligation to, or otherwise participated in or participates in or in any way, directly or indirectly, has or has had any liability with respect to any "employee benefit plan," as defined in Section 3(3) of ERISA, or any other bonus, profit sharing, pension, deferred compensation, incentive, stock option, fringe benefit, health, welfare, change in control, or other plan, agreement, policy, trust fund, or arrangement, whether written or unwritten, insured or self-insured (each a "PLAN"). None of the Company, any ERISA Affiliate or any of their respective predecessors has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated in or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any "multiemployer plan" (within the meaning of Sections (3)(37) or 4001(a)(3) of ERISA or Section 414(f) of the
Code), or any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA). The consummation of the transactions contemplated by this Agreement will not give rise to any liability of the Company for severance pay or termination pay or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to an employee, director, shareholder or beneficiary of the Company (whether current, former or restricted) or their beneficiaries solely by reason of such transactions or by reason of a termination of employment following such transactions. No event, condition or circumstance exists that would prevent the amendment or termination of any Plan.
SCHEDULE 2.17 hereto contains a true and complete list of all Plans, benefits or perks of the Company and a description of the Company's severance pay policy. A true and correct copy of each such Plan has previously been delivered by the Company to iTurf.

                  (b) With respect to each of the Plans on SCHEDULE 2.17:

                        (i) each Plan intended to qualify under Section 401(a)
            of the Code has been qualified since its inception and has received a determination letter from the Internal Revenue Service ("IRS") to the effect that the Plan is qualified under Section 401 of the Code and any trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur through the date of the Closing that caused or could cause the loss of such qualification or exemption or the imposition of any penalty or tax liability;

                        (ii) all payments required by any Plan, any collective
            bargaining agreement or other agreement, or by law (including, without limitation, all contributions, insurance premiums, or intercompany charges) with respect to all periods through the date of the Closing shall have been made prior to the Closing (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, by full accruals as if all targets required by such Plan had been or will be met at maximum levels) on its financial statements;

                        (iii) no claim, lawsuit, arbitration or other action has
            been threatened, asserted, instituted, or anticipated against the Plans (other than non-material routine claims for benefits, and appeals of such claims), any trustee or fiduciaries thereof, the Company, any ERISA Affiliate, any director, officer, or employee thereof, or any of the assets of any trust of the Plans;

                        (iv) the Plan complies in all material respects and has
            been maintained and administered at all times in accordance with its terms and all applicable laws, rules and regulations, including, without limitation, ERISA and the Code;

                        (v) no "prohibited transaction," within the meaning of
            Section 4975 of the Code and Section 406 of ERISA, has occurred or is expected to occur with respect to the Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in a "prohibited transaction");

                        (vi) no Plan is or is expected to be under audit or
            investigation by the IRS, Department of Labor, or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

                        (vii) with respect to each Plan that is funded mostly or
            partially through an insurance policy, neither the Company nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Closing.

                  (c) Neither the Company nor any ERISA Affiliate maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code, the Federal Social Security Act, or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee. Neither the Company nor any ERISA Affiliate has any unfunded Liabilities pursuant to any Plan that is not intended to be qualified under Section 401(a) of the Code.

            2.18 Intentionally omitted.

            2.19 INSURANCE. SCHEDULE 2.19 sets forth a true and complete list of the Company's general liability, fire and casualty insurance policies and liability insurance providing coverage in such amounts as is customary in the industry for a similar company. Such policies are in full force and effect, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

            2.20 LITIGATION. SCHEDULE 2.20 contains a true and complete list of all actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of the Company, threatened against, the Company or any of its assets, or, in connection with the Company's business, or any of the Company's officers, directors or employees. Except as set forth on SCHEDULE 2.20, neither the Company nor, in connection with the Company's business, any of the Company's officers, directors or employees is subject or party to any judgment, order, or other direction of or stipulation with any court or other governmental authority or tribunal, or in violation of any other legal requirements (as defined below), and the Company does not know of any reasonable basis for a claim that such a violation exists. The Company is unaware of any proposed legal requirement that might adversely affect in any material respect the operation or prospects of the Company's business. Notwithstanding the foregoing, the Company is aware that there have been various proposals to enact federal and state laws directed at regulating Internet advertising.

            2.21 ENVIRONMENTAL MATTERS. The Company's business, assets and properties are and have been operated and maintained in compliance with all applicable federal, state and local environmental protection laws and regulations (the "ENVIRONMENTAL LAWS"). No event has occurred or condition exists which, with or without the passage of time or the giving of notice, or both, would constitute a non-compliance by the Company with, or a violation by the Company of, the Environmental Laws. To the Company's knowledge, no real property owned, leased, occupied or used by the Company contains any underground storage tanks, asbestos, polychlorinated biphenyls, hazardous wastes or other hazardous substances, as such terms are defined in the Environmental Laws. To the Company's knowledge, neither the Company nor any of its predecessor companies has caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, hazardous wastes, pollutants or hazardous substances, as such terms are defined in the Environmental Laws, on or from any site which currently is or formerly was owned, leased, occupied or used by the Company or any predecessor company, except where such disposal, discharge or release was pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state and/or local governmental agency or otherwise in compliance with Environmental Laws.

            2.22 RESTRICTIONS ON BUSINESS ACTIVITIES. Other than this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company which has or could reasonably be expected to have the effect of prohibiting or impairing any material business of the Company as presently conducted.

            2.23 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 2.23, and except for ordinary dealings with its employees, since December 31, 1998, the Company has had no direct or indirect dealings with any shareholder of the Company or with any key employee of the Company or with any of their affiliates, associates or relatives. Except for employment arrangements with its employees, the Company has no obligation to or claim against any shareholder of the Company or any key employee of the Company, or any of their affiliates, associates or relatives, and no such person or entity has any obligation to or claim against the Company. Neither the Selling Shareholders nor any key employee of the Company nor any of their respective affiliates, associates or relatives has any direct or indirect interest of any kind in any business or entity which is directly or indirectly competitive with the Company.

            2.24 BOOKS AND RECORDS. The books and records of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices. The minute books of the Company contain complete and accurate records of all meetings and accurately reflect all other corporate action of the shareholders and board of di rectors of the Company. True and complete copies of the books and records and the minute books of the Company for the period from August 8, 1998 to the Closing Date have been previously delivered to iTurf.

            2.25 IMPROPER PAYMENTS. The Company and its officers and agents have not made any illegal or improper payments to, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to the Company.

            2.26 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with iTurf without the intervention of any person engaged by the Company (other than Deutsche Banc Alex. Brown ("DEUTSCHE BANC") ) in such a manner as to give rise to any valid claim by any person against the Company, iTurf, Merger Sub or the Surviving Corporation for a finder's fee, brokerage commission or similar payment. A true and complete copy of all agreements among the Company, MarketSource and Deutsche Banc pursuant to which Deutsche Banc would be entitled to any payment relating to the transactions contemplated hereunder is set forth on SCHEDULE 2.26.

            2.27 INVESTMENT REPRESENTATION. The Selling Shareholders possess such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Merger Consideration consisting of shares of iTurf Common Stock. The Selling Shareholders are fully aware of the restrictions on resale of such shares pursuant to applicable securities laws prior to registration thereof. On the Closing Date, the Selling Shareholders are acquiring the shares of iTurf Common Stock for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act, except pursuant to an effective registration statement or an exemption therefrom.

            The Selling Shareholders understand and acknowledge that the shares of iTurf Common Stock constituting the Merger Consideration will not be registered under the Securities Act, in reliance upon an exemption from the registration requirements thereof, and that such shares will not be registered or qualified under the securities or Blue Sky laws of any other jurisdiction. The Selling Shareholders understand and acknowledge that the availability of such exemption is based, in part, upon their representations in this Agreement. The Selling Shareholders have also been afforded had an opportunity to ask questions of iTurf and its senior management regarding iTurf and the terms of the transactions contemplated by this Agreement and have been given all information as has been requested by such Selling Shareholders in order to fully evaluate the merits and risks of the Merger Consideration.

            2.28 VOTE REQUIRED. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock that is necessary to approve the Merger.

            2.29 WEB SITE TRAFFIC. A true and correct statement of the number of page views on, user sessions, and unique visitors to Taponline.com for each calendar month of 1999

(through June 1999) is set forth on SCHEDULE 2.29.

            2.30 YEAR 2000 COMPLIANCE. The computer systems of the Company (including, without limitation, all software, hardware, workstations and related components, automated devices, products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications or maintenance, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and other systems) ("COMPUTER SYSTEMS") are Year 2000 Compliant (as defined below). The Company's supply of services through its Computer Systems shall not be interrupted, delayed, decreased, or otherwise affected by dates/times prior to, on, after or spanning January 1, 2000. The Company's Computer Systems have the ability to properly interface and, to the best knowledge of the Company, will continue to properly interface with internal and external applications and systems of third parties with whom the company and its subsidiaries exchange data electronically (including, without limitation, customers, clients, suppliers, service providers, subcontractors, processors, converters, shippers, warehousemen, outsourcers, data processors, regulatory agencies and banks) whether or not they have achieved Year 2000 Compliance. The Company has inquired of all such third parties whose lack of Year 2000 Compliance would be materially adverse to it.

            For purposes of this Agreement, "YEAR 2000 COMPLIANT" means that (1) the Computer Systems (1) are capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output, (2) have the ability to provide date recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, (7) have the ability to recognize all "leap years," including February 29, 2000.

            2.31 INDEBTEDNESS TO CERTAIN AFFILIATES; GUARANTIES. Immediately prior to the Effective Time, neither the Company nor any subsidiary thereof shall have any liability or obligation (including indebtedness) owed or owing to MarketSource, any Selling Shareholder or any Affiliate of any of the foregoing. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person, firm or entity.

            2.32 DISCLOSURE. No representation, warranty or other written statement by MarketSource, the Company or any Selling Shareholder herein or in any other of the Transaction Documents or made in connection with the Transaction Documents, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Neither MarketSource nor the Company nor any Selling Shareholder has any knowledge of any matter that could reasonably be expected to have a materially adverse effect on the Company's business or prospects that has not been disclosed in writing to iTurf.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                             OF ITURF AND MERGER SUB

            ITurf and Merger Sub, jointly and severally, hereby make the following representations and warranties to the Company:

            3.1 ORGANIZATION AND QUALIFICATION. (a) Each of iTurf and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is presently being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and approvals would not have a material adverse effect on the business, results of operations or financial condition of iTurf and its subsidiaries, taken as a whole (an "ITURF MATERIAL ADVERSE EFFECT"). Each of iTurf and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the conduct of its business or the ownership or leasing of its properties requires such qualification, except for such failures to be so duly qualified or licensed and in good standing that would not have an iTurf Material Adverse Effect.

                  (b) iTurf has heretofore furnished to the Company true and complete copies of iTurf's and Merger Sub's respective certificate of incorporation and bylaws, each as amended to date. Such certificates of incorporation and bylaws are in full force and effect. Neither iTurf nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws, except for any such violations as would not have an iTurf Material Adverse Effect.

            3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. (a) Each of iTurf and Merger Sub has all necessary right, power and authority to enter into and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by iTurf and Merger Sub and the consummation by iTurf and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of iTurf and Merger Sub, and no other corporate proceedings on the part of iTurf and Merger Sub are necessary to authorize this

Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by iTurf and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of iTurf and Merger Sub, except as may be limited bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).

                  (b) The Board of Directors of iTurf (i) has declared that this Agreement, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the stockholders of iTurf, (ii) has authorized, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby and thereby, and (iii) has taken appropriate action, pursuant to applicable law, to cause the Merger to become effective at the Effective Time.

            3.3 NO CONFLICT, REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by iTurf and Merger Sub do not, and the performance of this Agreement by iTurf and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of iTurf or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to iTurf or Merger Sub or by which its or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair iTurf's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of iTurf and Merger Sub, taken as a whole, or result in the creation of a Lien or encumbrance on any of the properties or assets of iTurf and Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which iTurf and Merger Sub is a party or by which iTurf and Merger Sub or its or any of their respective properties are bound or affected, except in any such case for any such breaches, defaults or other occurrences that would not have an iTurf Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by iTurf and Merger Sub will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and the HSR Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent iTurf and Merger Sub from performing their respective obligations under this Agreement and (iii) as would not have an iTurf Material Adverse Effect.

            3.4 CAPITAL STOCK. (a) As of the date of this Agreement, the authorized capital stock of iTurf consists of (i) 67,500,000 shares of Class A common stock, par value $.01 per share, of which 17,331,136 shares are issued and outstanding, (ii) 12,500,000 shares of Class B common stock, par value $.01 per share, of which 12,500,000 shares are issued and outstanding and (iii) 1,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. Each outstanding share of iTurf capital stock is duly authorized, validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights.

                  (b) The shares of iTurf Common Stock to be issued in the Merger have been duly authorized and, when so issued in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable.

            3.5 SEC FILINGS, FINANCIAL STATEMENTS. (a) iTurf has filed all forms, reports and documents required to be filed by it with the SEC since April 9, 1999. iTurf has heretofore delivered to the Company, in the form filed with the SEC, its (i) prospectus dated April 9, 1999 and (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999; (collectively, the "ITURF SEC REPORTS"). The iTurf SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and
(B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the iTurf SEC Reports was prepared in accordance with GAAP (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of iTurf as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain all notes required by GAAP.

            3.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the iTurf SEC Reports, since May 1, 1999, to iTurf's knowledge, no event or events has or have occurred that, either individually or in the aggregate, has had, or reasonably could be expected to have, an iTurf Material Adverse Effect.

            3.7 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by iTurf directly with the Company without the intervention of any person engaged by iTurf in such a manner as to give rise to any valid claim by any person against iTurf, Merger Sub, the Company or the Surviving Corporation for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                       ADDITIONAL COVENANTS AND AGREEMENTS

            4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the Effective Time, the Company covenants and agrees that, unless iTurf shall otherwise agree in writing and unless otherwise expressly permitted under this Agreement the Company shall conduct its business only in the ordinary course and consistent with past practice, and the Company shall use its best efforts to maintain, preserve and protect the assets and goodwill of the Company, to keep available the services of the present officer, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons which the Company has business relations. Without uniting the generality of the foregoing, the Company shall not, without the prior written consent of iTurf and unless otherwise expressly permitted under this Agreement, take or commit to take any of following actions:

                  (i) amend its bylaws or certificate of incorporation;

                  (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company;

                  (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of shares of its capital stock;

                  (iv) amend the terms of, repurchase, redeem or otherwise acquire any shares of its capital stock or propose to do any of the foregoing;

                  (v) pay, discharge, settle or satisfy any lawsuits, claims, Liabilities or obligations, other than in the ordinary course of business consistent with past practice, or incur, or perform, pay or otherwise discharge, any obligation or liability (absolute or contingent), except for current obligations and Liabilities incurred in the ordinary course of business con sistent with past practice;

                  (vi) increase the compensation payable or to become payable to its officers, directors or employees or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or employee, or establish, adopt or enter into or, except as required by applicable law, terminate or amend in any material respect any Plan;

                  (vii) sell, pledge, dispose of or encumber any assets of the Company, tangible or intangible, other than for fair consideration in the ordinary course of business, or sell, transfer, license, sublicense or otherwise dispose of any Proprietary Assets (other than in the ordinary course of business consistent with past practice) or amend or modify any existing agreements with respect to any Proprietary Assets;

                  (viii) (A) acquire any corporation, partnership or other business organization, (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make loans or advances (other than to employees in the ordinary course of business consistent with past practice), (C) enter into or amend any contract or agreement other than in the ordinary course of business, (D) authorize or make any capital expenditures that are not currently budgeted and that in the aggregate exceed $10,000, (E) terminate any material contract of the Company or amend any of its material terms or (E) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(viii);

                  (ix) take any action, other than as required by GAAP, to change accounting policies or procedures or cash maintenance policies or procedures, or make any material changes in its customary method of operations, including marketing, selling and pricing policies and maintenance of business premises, fixtures, furniture and equipment;

                  (x) modify, amend or cancel any of its existing leases or enter into any contracts, agreements, leases or understandings other than in the ordinary course of business or involving more than $10,000 or enter into any loan agreements;

                  (xi) issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligations either involving more than $5,000 singly or $10,000 in the aggregate;

                  (xii) delay or postpone the payment of accounts payable or other Liabilities and, in no event, shall the Company fail to pay any such accounts payable or other Liabilities when and in the amounts due;

                  (xiii) grant any increase in the base compensation payable or to become payable to any of its directors, officers or employees, grant any severance or termination pay to any of its directors, officers or employees or make any other change in employment terms applicable to any of its directors, officers or employees other than in the ordinary course of business;

                  (xiv) adopt, amend, modify or terminate any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers or employees or take any such action with respect to any other employee benefit plan, except as required by law; or

                  (xv) take or fail to take, or agree in writing or otherwise to take or fail to take, any of the actions described in Sections 4.1(i) through
(xiv) above, or any action which would cause any of the representations and warranties made by the Company, MarketSource or the Selling Shareholders herein and in the Transaction Documents not to be true and correct or prevent the Company, MarketSource or the Selling Shareholders not to perform any of their respective covenants herein or result in any of the conditions to the Merger set forth herein not being satisfied.

            4.2 ACCESS TO INFORMATION. Prior to the Closing, the Company shall afford to iTurf and its officers, employees, counsel, financial advisers and other representatives reasonable access during normal business hours to the Company's assets, premises, books and records and key employees and accountants, including, without limitation, the audit work papers of the Company's accountants relating to the Financial Statements, and the Company shall furnish to iTurf such information concerning its business, properties, financial condition, operations and personnel as iTurf may from time to time reasonably request. The Company shall promptly furnish to iTurf all financial statements of the Company that are prepared in the ordinary course of business, including, without limitation, monthly reports of sales, revenue and cash flow and quarterly balance sheets.

            4.3 NOTIFICATION OF CERTAIN MATTERS. The Company and the Selling Shareholders shall give prompt written notice to iTurf, and iTurf shall give prompt written notice to the Company and the Selling Shareholders, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of by the Company, any Selling Shareholder, iTurf or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            4.4 Intentionally omitted.

            4.5 FULFILLMENT OF CONDITIONS. The parties hereto agree not to take any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by it herein not to be true and correct as of the Closing. The parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper, or advisable, and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all registrations and filings to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

            4.6 PUBLIC ANNOUNCEMENTS. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to the Company and iTurf.

Therefore, so long as this Agreement is in effect, the Company and iTurf shall consult with each other before issuing any press release or other public statement with respect to the transactions contemplated by this Agreement, including the Merger, and no party hereto shall issue any such press release or make any such public statement without the prior consent of the Company and iTurf (which shall not be unreasonably withheld or delayed), except as may be required by applicable law or judicial process.

            4.7 BOARD OF DIRECTORS OF ITURF. At or prior to the Effective Time, iTurf shall increase the size of its Board of Directors to six (6) members and Martin D. Levine shall be appointed to the Board of Directors of iTurf to serve as a member thereof for a term ending on the date of iTurf's annual meeting of stockholders in 2002.

            4.8 NO SOLICITATION. Neither the Company nor any representatives or affiliates of the Company (including MarketSource) shall, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving the Company, or any purchase or 15% or more of the assets or capital stock of the Company (any such proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL"). Neither the Company nor any representatives of the Company shall, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any party relating to an Acquisition Proposal, whether made before or after this Agreement. The Company and any representatives of the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will notify in writing iTurf immediately of any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such party and the material terms and conditions of any proposals or offers. The Company will also promptly request that each party that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such party by or on behalf of the Company.

            4.9 RELEASE BY THE SELLING SHAREHOLDERS. Effective upon the Closing, the Selling Shareholders, jointly and severally, for themselves and their heirs, executors, administrators, successors and assigns, hereby fully and unconditionally release and forever discharge and hold harmless the Company, Merger Sub and their respective employees, officers, directors, successors and assigns from any and all claims, demands, losses, costs, expenses (including, without limitation, attorneys' fees and expenses), obligations, Liabilities and/or damages of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to the Company or its business, that the Selling Shareholders may now have or may hereafter claim to have against the Company, Merger Sub or any of their employees, officers, directors, successors or assigns.

            4.10 SHAREHOLDERS MEETING AND APPROVAL. The Company shall take, in accordance with applicable law, its certificate of incorporation and its bylaws, all action necessary to convene a meeting of shareholders (the "SHAREHOLDERS' MEETING") of the Company as promptly as practicable after the date of this Agreement but in no event later than five (5) business days following the date hereof to consider and vote upon the adoption and approval of this Agreement and the Merger. The Board of Directors of the Company shall recommend such adoption and approval and the Company shall take all lawful action to solicit such approval by its shareholders. By executing this Agreement, each Selling Shareholder evidences his or its irrevocable agreement to vote all shares of Company Common Stock owned by him or it in favor of the Merger.

            4.11 WAIVER OF APPRAISAL RIGHTS. Each Selling Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger that he or it may have.

            4.12 LOCK-UP ARRANGEMENTS. Each of the Selling Shareholders hereby covenants and agrees that he, she or it shall not sell or otherwise transfer or dispose of any shares of iTurf Common Stock acquired hereunder in violation of the Securities Act or any other applicable law. In addition, each of the Selling Shareholders hereby covenants and agrees that they shall not sell or otherwise transfer or dispose of shares of iTurf Common Stock acquired hereunder in the amounts and for the periods set forth on SCHEDULE 4.12. In order to enforce the foregoing covenants, iTurf shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 4.12 and to impose stop transfer instructions with respect to such shares until the end of the relevant periods.

            4.13 REGISTRATION RIGHTS AGREEMENT. Prior to or simultaneously with the Closing, iTurf and the Selling Shareholders shall enter into a registration rights agreement in substantially the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT").

            4.14 ANCILLARY AGREEMENTS. Prior to or simultaneously with the Closing, (i) iTurf, the Company and MarketSource shall enter into on-line advertising authorized reseller agreement in substantially the form attached hereto as EXHIBIT B (the "ON-LINE ADVERTISING AGREEMENT"), (ii)Turf and MarketSource shall enter into an off-line advertising purchase agreement in substantially the form attached hereto as EXHIBIT C (the "OFF-LINE ADVERTISING AGREEMENT"), (iii) the Company and MarketSource shall enter into an administrative services agreement in substantially the form attached hereto as EXHIBIT D (the "TRANSITIONAL SERVICES AGREEMENT"), (iv) MarketSource and the Company shall enter into a software license agreement in substantially the form attached hereto as EXHIBIT E (the "SOFTWARE LICENSE AGREEMENT") and a Sublease Agreement in substantially the form attached hereto as EXHIBIT F (the "SUBLEASE AGREEMENT") and (v) MarketSource and Levine shall enter into a non-competition agreement in substantially the form attached hereto as EXHIBIT G (the "NON-COMPETITION AGREEMENT" and together with the Registration Rights Agreement, the On-Line Advertising Agreement, the Off-line Advertising Agreement, the Transitional Services Agreement, the Software License Agreement and the Sublease Agreement, the "ANCILLARY AGREEMENTS").

            4.15 TAX MATTERS. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Selling Shareholders when due, and each Selling Shareholder will, at his or its own expense, file all necessary tax returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other taxes and fees, and, if required by applicable law, iTurf will, and will cause its affiliates to, join in the execution of any such tax returns and other documentation.

            4.16 HSR ACT FILING. Promptly following the execution of this Agreement, the Company, Levine and iTurf, if required, shall prepare and file all documents required to be filed with the U.S. Federal Trade Commission and the Department of Justice in order to comply with the HSR Act in connection with the Merger.

            4.17 MARKETSOURCE RELEASE. Effective upon the Closing, MarketSource, for itself and its successors and assigns, hereby fully and unconditionally releases and forever discharges and holds harmless each employee of the Company and his or her heirs, executors, administrators, successors and assigns, from any and all claims, demands, losses, costs, expenses (including, without limitation, attorneys' fees and expenses), obligations, Liabilities and/or damages of every kind and nature whatsoever, whether or not now existing or known, relating in any way, directly or indirectly, to any non-competition covenant made by such employee that MarketSource may now have or may hereafter claim to have against such employee.

            4.18 DOMAIN NAMES. On or prior to the Closing, MarketSource and the Selling Shareholders shall take all actions necessary to transfer full and complete ownership of the domain names listed on SCHEDULE 4.18 to the Company.

            4.19 AT&T AGREEMENT. As soon as practicable after the date hereof, the Company shall enter into an agreement with AT&T Corp. pursuant to which AT&T Corp. will provide telecommunication related services through the Company's web site (the "AT&T AGREEMENT"), the form and substance of which agreement shall be reasonably satisfactory to iTurf.

            4.20 PAYROLL EXPENSES/SPRINT CONTRACT. MarketSource shall pay to the Surviving Corporation within thirty (30) days following the Closing an amount in cash equal to the sum of (i) the amount of expense for payroll and payroll-related items (except bonus accruals) accrued by the Company as of the Closing Date and (ii) the amount of cash received by the Company from Sprint Communications Company, L.P. regarding the contract of July 8, 1999.

            4.21 EXPENSES PAID BY THE COMPANY. The Company shall pay to MarketSource within thirty (30) days following the Closing an amount in cash equal to the amount of expenses actually paid by the Company between the date hereof and the Closing Date relating to the following marketing programs: campus newspaper advertising and decoder insert shipping, sweepstakes, premiums/incentives, CollegeSource Board production, registration opt-in and guerilla marketing.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

            5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                  (a) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restrain or prohibition preventing the consummation of the Merger shall be in effect; PROVIDED, HOWEVER, that the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated.

            5.2 CONDITIONS TO OBLIGATIONS OF ITURF AND MERGER SUB. The respective obligations of iTurf and Merger Sub to consummate the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company, MarketSource and the Selling Shareholders in this Agreement and the Transaction Documents shall be true and correct in all material respects on and as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time.

                  (b) PERFORMANCE OF THE OBLIGATIONS. The Company, MarketSource and the Selling Shareholders shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Transaction Documents to be performed or complied with by the Company, MarketSource and the Selling Shareholders at or before the Effective Time.

                  (c) DUE DILIGENCE. iTurf shall have completed its due diligence investigation of the Company by August 15, 1999 and the results of such investigation shall have been reasonably satisfactory to iTurf in all material respects.

                  (d) ASSIGNMENT OF AGREEMENTS. MarketSource shall have assigned those agreements listed on SCHEDULE 5.2 to the Company and obtained any and all necessary consents, waivers and approvals with respect to such assignment.

                  (e) ANCILLARY AGREEMENTS. The Company, MarketSource and Levine (as appropriate) shall have entered into the On-line Advertising Agreement, the Off-line Advertising Agreement, the Transitional Services Agreement, the Software License Agreement, the Sublease and the Non-Competition Agreement.

                  (f) OPINION OF COUNSEL. The Company shall have delivered to iTurf an opinion of Shanley & Fisher P.C., counsel to the Company, MarketSource and the Selling Shareholders, dated the Closing Date, substantially in the form attached hereto as EXHIBIT H.

                  (g) CONSENTS. All consents, approvals or waivers from regulatory authorities and third parties necessary for the execution, delivery and performance of this Agreement and the Transaction Documents and the transactions contemplated hereby and there by shall have been obtained.

                  (h) MATERIAL ADVERSE CHANGE. There shall not have occurred any
(i) change, occurrence or circumstance in the business, results of operations or financial condition of the Company having or reasonably likely to have a material adverse effect on the Company, (ii) declaration of a banking moratorium by New York or United States authorities or (iii) an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency.

                  (i) PAYMENT OF LIABILITIES. The Company shall have paid in full all Liabilities relating to the Microsoft software licenses, Dell Computers and decoder insert production.

                  (j) CERTIFICATES. iTurf shall have received a certificate or certificates signed by the Chief Executive Officer or Chief Financial Officer of each of the Company and MarketSource and by the Selling Shareholders, dated the Closing Date, certifying as to such matters as may be reasonably requested by iTurf, including, without limitation, to (i) certificates with respect to the Company's and MarketSource's certificate of incorporation, bylaws, board of directors' and shareholder resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered on the Closing Date, (ii) a certificate certifying to the fulfillment of the conditions set forth in Section 5.2(a), (b), (d), (g), (h) and (i); and (iii) a certificate certifying as to the matters set forth in EXHIBIT I attached hereto.

            5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SELLING SHAREHOLDERS. The obligation of the Company and the Selling Shareholders to consummate the Merger is subject to the satisfaction or waiver, at or before the Effective Time, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of iTurf and Merger Sub in this Agreement and the Transaction Documents shall be true and correct in all material respects on and as of the date hereof, and, except to the extent such representations and warranties speak as of an earlier date, as of the Effective Time as though made at and as of the Effective Time.

                  (b) PERFORMANCE BY OBLIGATIONS. iTurf and the Merger Sub shall have performed and complied in all material respects with the agreements, covenants and conditions required by this Agreement and the Transaction Documents to be performed or complied with by them at or before the Effective Time.

                  (c) OPINION OF COUNSEL. iTurf and Merger Sub shall have delivered to the Company an opinion of Alex S. Navarro, Esq., General Counsel of iTurf and Merger Sub, dated the Closing Date, substantially in the form attached hereto as EXHIBIT J.

                  (d) REGISTRATION RIGHTS AGREEMENT. iTurf shall have entered into the Registration Rights Agreement.

                  (e) ANCILLARY AGREEMENTS. Merger Sub shall have entered into the Software License Agreement and the Sublease.

                  (f) MATERIAL ADVERSE CHANGE. There shall not have occurred any
(i) change, occurrence or circumstance in the business, results of operations or financial condition of iTurf having or reasonably likely to have an iTurf Material Adverse Effect , (ii) declaration of a banking moratorium by New York or United States authorities or (iii) an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency.

                  (g) BOARD APPROVAL. iTurf's board of directors shall have approved resolutions providing that the issuance of 95% of the shares of iTurf Common Stock to be issued hereunder at Closing to each of the Levine Affiliates shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3(d)(1) promulgated thereunder.

                  (h) OFFICER'S CERTIFICATES. The Company shall have received a certificate or certificates executed by a senior officer of iTurf and Merger Sub, dated the Closing Date, certifying as to such matters as may be reasonably requested by the Company, including, without limitation, (i) certificates with respect to iTurf's and Merger Sub's respective certificates of incorporation, bylaws, board of directors' and stockholder resolutions relating to the transactions contemplated hereby and the incumbency and signatures of each of the officers of iTurf and Merger Sub who shall execute on behalf of iTurf and Merger Sub any document delivered on the Closing Date; (ii) a certificate certifying to the fulfillment of the conditions set forth in Section 5.3(a), (b) and (f); and (iii) a certificate certifying as to the matters set forth in
EXHIBIT I attached hereto.

                                   ARTICLE VI

                             INDEMNIFICATION; ESCROW

            6.1 INDEMNIFICATION BY THE SELLING SHAREHOLDERS. Each Levine Affiliate and MarketSource, jointly and severally, and each other Selling Shareholder, severally and pro rata in accordance with such shareholder's percentage of the aggregate Merger Consideration issued to all Selling Shareholders in accordance with SCHEDULE 2.3, shall indemnify, defend and hold harmless iTurf and its affiliates (including Merger Sub and the Surviving Corporation), promptly upon demand at any time and from time to time, against any and all losses, Liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys' fees and disbursements) (collectively, "LOSSES"), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Company, MarketSource or any Selling Shareholder herein or in the Transaction Documents; (ii) any breach or nonfulfillment of any covenant or agreement made by the Company, MarketSource or any Selling Shareholder herein or in the Transaction Documents; or (iii) the claims of any broker or finder engaged by the Company, MarketSource or any Selling Shareholder (except to the extent set forth in Section 8.2).

            6.2 INDEMNIFICATION BY ITURF. iTurf shall indemnify, defend and hold harmless the Selling Shareholders, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by iTurf herein or in the Transaction Documents; (ii) any breach or nonfulfillment of any covenant or agreement made by iTurf herein or in the Transaction Documents; and (iii) the claims of any broker or finder engaged by iTurf (except to the extent set forth in Section 8.2).

            6.3 FURTHER PROVISIONS REGARDING INDEMNIFICATION.

                  (a) SURVIVAL. All representations, warranties and covenants made by the Company, MarketSource and the Selling Shareholders in this Agreement and the Transaction Documents or by iTurf in this Agreement shall survive the Closing until April 30, 2001, except that the representations and warranties contained in or made pursuant to Sections 2.9 (Tax) and 2.17 (Employee Benefits) shall survive until 30 days after the applicable statute of limitations has run. The expiration of any representation or warranty shall not affect any claim made in writing prior to the date of such expiration.

                  (b) LIMITATIONS. Notwithstanding the foregoing:

                        (i) Neither any Selling Shareholder, on the one hand,
            nor iTurf, on the other hand (such Selling Shareholder and iTurf are sometimes hereinafter individually referred to in this Section 6.3 as a "PARTY") shall be entitled to indemnification for Losses arising out of matters referred to in Section

            6.1 or 6.2, as applicable, unless it shall have given written notice to the other party, setting forth its claim for indemnification in reasonable detail, within the applicable period of survival as set forth in Section 6.3(a); PROVIDED, HOWEVER, that the foregoing limitations on each party's indemnification obligation shall not apply to Losses arising out of or in connection with any misrepresentation made in Sections 2.1 through 2.5.

                        (ii) An indemnified party shall promptly give written
            notice to the indemnifying party after the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted in respect of which indemnification may be sought under the provisions of Sections 6.1 or 6.2. If the indemnifying party, within 10 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify and shall have furnished to the indemnified party a bond, letter of credit, escrow or similar arrangement in an amount equal to the total amount demanded in such claim or proceeding, then the indemnifying party shall have the right to control the defense of such claim or proceeding, and the indemnified party shall not settle or compromise such claim or proceeding without the written consent of the indemnifying party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense.

                        (iii) The indemnified party shall be kept fully informed
            by the indemnifying party of such action, suit or proceeding at all stages thereof, whether or not it is represented by counsel. The indemnifying party shall, at the indemnifying party's expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                        (iv) Notwithstanding anything herein to the contrary,
            the aggregate liability of the Selling Shareholders and MarketSource to iTurf for Losses shall not exceed an amount equal to 60% of the Purchase Price (as defined herein) (the "CAP"); PROVIDED, HOWEVER, that the Cap shall not apply to Losses indemnifiable by the Levine Affiliates and MarketSource, jointly and severally, arising out of or in connection with any misrepresentation or breach of any warranty in Sections 2.1 through 2.5 or Section 2.12 or any breach of Section 4.8. For purposes of this Agreement, "Purchase Price" means 1,587,000 multiplied by the average closing price of iTurf Common Stock on the Nasdaq Stock Market for the ten (10) consecutive trading days immediately preceding the Closing Date.

            6.4 PROCEDURES RELATING TO HOLDBACK SHARES.

                  (a) HOLDBACK PERIODS; DISTRIBUTION UPON TERMINATION OF HOLDBACK PERIODS. Subject to the following requirements, the Heldback Shares shall be retained by iTurf for the periods described in this Section 6.4(a). Upon the expiration of the First Holdback Period (as defined herein), iTurf will deliver to the Selling Shareholders 50% of the Heldback Shares less any Heldback Shares that have been canceled in satisfaction of a claim hereunder in accordance with this Agreement. Upon the expiration of the Second Holdback Period (as defined herein), all remaining Heldback Shares; PROVIDED, HOWEVER, that the number of Heldback Shares with a value (as determined below) equal to the amount of the Losses or other obligations as to which iTurf or the Surviving Corporation has properly made a claim under this Article VI shall be retained by iTurf until such claims have been resolved. Within five (5) business days following resolution of such claims, iTurf shall deliver to the Selling Shareholders all Heldback Shares retained by iTurf and not required to satisfy such claims. "First Holdback Period" means the period commencing on the Closing Date and ending on the second trading day following the public release of iTurf's results of operations for the quarter ending October 31, 1999 (the "Earnings Release Date"). "Second Holdback Period" means the period commencing on the Earnings Release Date and ending on the first anniversary of the Closing Date.

                   (b) PROTECTION OF HELDBACK SHARES. iTurf shall hold and safeguard the Heldback Shares during the terms of the Holdback Periods and for any additional period pursuant to Section 6.4(e), shall treat such Heldback Shares as a trust fund in accordance with the terms of this Agreement and not as the property of iTurf and shall hold and dispose of the Heldback Shares only in accordance with the terms hereof.

                  (c) DISTRIBUTIONS; VOTING.

                        (i) Any shares of iTurf Common Stock or other equity
            securities issued or distributed by iTurf (including shares issued upon a stock split) (the "NEW SHARES") in respect of Heldback Shares that have not been released to the Selling Shareholders shall be added to the Heldback Shares and become a part thereof. New Shares issued in respect of Heldback Shares that have been released shall not be added to the Heldback Shares, but shall be distributed to the holders thereof. When and if cash dividends on Heldback Shares shall be declared and paid, they shall not be added to the Heldback Shares but shall be paid to the holders thereof.

                        (ii) The Selling Shareholders shall be the record owner
            of the Heldback Shares and shall have voting rights with respect to the Heldback Shares (including any New Shares that are voting securities) so long as such Heldback Shares are retained by iTurf.

                  (d) CLAIM UPON HELDBACK SHARES.

                        (i) Upon written notification by iTurf or the Surviving

            Corporation to the Selling Shareholders at any time on or before the last day of the last Holdback Period:

                              (A) that such party has paid or properly accrued
                  Losses in an aggregate stated amount to which such notifying party is entitled to indemnity pursuant to this Agreement, and

                              (B) in the case of such Losses, specifying in
                  reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued and the nature of the misrepresentation or breach of warranty, if any, or claim to which such item is related, then iTurf and Merger Sub shall, unless the Selling Shareholders object in accordance with the provisions of
                  Section 6.4(e) hereof, cancel the number of Heldback Shares having a value equal to such Losses.

                        (ii) For the purposes of determining the number of
            shares of iTurf Common Stock to be canceled from the Heldback Shares pursuant to Section 6.4(d)(i), the shares of iTurf Common Stock shall be valued at the average of the closing prices for iTurf Common Stock on The Nasdaq Stock Market for the 10 consecutive days immediately preceding the giving of any written notice of a claim in accordance with Section 6.4(d)(i) hereof.

                  (e) OBJECTIONS TO CLAIMS. At the time of receipt of any notification as set forth in Section 6.4(d)(i), the Selling Shareholders shall have a period of thirty (30) calendar days after such delivery to object in a written statement to the claim made in the notification, and such statement shall have been delivered to the party giving notice under Section 6.4(d)(i) prior to the expiration of such thirty (30) day period. If the party giving notice under Section 6.4(d)(i) does not receive any such objection from the Selling Shareholders within such thirty (30) day period, iTurf may cancel the shares of iTurf Common Stock from the Heldback Shares equal to the amount of Losses paid or properly accrued. If the party giving notice under Section 6.4(d)(i) does receive an objection from the Selling Shareholders within such thirty (30) day period, then iTurf shall retain the Heldback Shares which are the subject of the notice in accordance with Section 6.4(b) until such time as a final judgment has been entered with respect to the claim made in such notice or the parties have agreed in a writing signed by iTurf, the Surviving Corporation and the Selling Shareholders as to the resolution of the claim at which time iTurf may cancel such shares or release them to the Selling Shareholders, as applicable.

                  (f) NO LIMITATION. The existence of this Section 6.4 and the rights set forth herein are not intended to limit any other claims by iTurf or the Surviving Corporation for indemnification against the Selling Shareholders.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

            7.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time: (a) by mutual written consent of the Company, iTurf and the Selling Shareholders; (b) by iTurf and Merger Sub by giving written notice to the Company and the Selling Shareholders if the Company or any Selling Shareholder has breached any representation or warranty pursuant to Article III of this Agreement or otherwise materially breached any covenant or agreement herein; or (c) by iTurf and Merger Sub by giving written notice to the Company and the Selling Shareholders if the Closing shall not have occurred on or before August 30, 1999 by reason of the failure of any condition precedent set forth in Article V hereof. Notwithstanding anything herein to the contrary, this Agreement shall terminate automatically if the Merger shall have not been declared effective and consummated by September 30, 1999.

            7.2 EFFECT OF TERMINATION. If iTurf or the Company terminates this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect without any liability or obligation on the part of iTurf, the Selling Shareholders, the Company or any of their respective directors, officers, employees, shareholders or counsel, except that nothing contained in this Section 7.2 shall relieve any party from any liability resulting from any willful, material breach of the representations, warranties, covenants or agreements set forth in this Agreement

            7.3 AMENDMENT. Subject to the applicable provisions of New Jersey Law and Delaware Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of iTurf, the Company and Merger Sub; PROVIDED, HOWEVER, that no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of the Company's shareholders hereunder without the requisite approval of its shareholders.

            7.4 COST RECOVERY PAYMENT. Notwithstanding anything herein to the contrary, in the event that the Merger shall not have been consummated for any reason (other than because of the failure to satisfy one or more of the conditions set forth in Section 5.1 or 5.2) on or prior to the second business day following the expiration or termination of the waiting period (and any extension thereof) applicable to the Merger under the HSR Act (the "Cost Recovery Start Date"), iTurf shall pay $25,000 to MarketSource for each day thereafter that the Merger shall not have been consummated, commencing on the first business day after the Cost Recovery Start Date; PROVIDED, HOWEVER, that iTurf's maximum liability pursuant to this Section 7.4 shall be $350,000.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            8.1 NOTICES. All notices or other communications in connection with this Agreement shall be in writing and shall be considered given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight courier as follows:

            If to the Company:      T@ponline.com, Inc.
                                    2 Commerce Drive
                                    Cranbury, NJ 08512
                                    Attn: President

            with a copy to:         Shanley & Fisher, P.C.
                                    131 Madison Avenue
                                    Morristown, NJ  07962
                                    Attn:  Kevin M. Kilcullen, Esq.

            If to MarketSource:     MarketSource Corporation
                                    10 Abeel Road
                                    Cranbury, NJ 08512
                                    Attn: President

            with a copy to:         Shanley & Fisher, P.C.
                                    131 Madison Avenue
                                    Morristown, NJ  07962
                                    Attn:  Kevin M. Kilcullen, Esq.
            If to the Selling
            Shareholders:           Martin D. Levine, as Sellers' Agent
                                    c/o MarketSource Corporation
                                    10 Abeel Road
                                    Cranbury, NJ 08512

            with a copy to:         Shanley & Fisher, P.C.
                                    131 Madison Avenue
                                    Morristown, NJ  07962
                                    Attn:  Kevin M. Kilcullen, Esq.

         If to iTurf or Merger Sub: iTurf Inc.
                                    435 Hudson Street
                                    New York, NY  10014
                                    Attn:  General Counsel
            with a copy to:         Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York  10036
                                    Attn:  Ronald R. Papa, Esq.

            8.2 EXPENSES. Whether or not the Merger is consummated, each of the parties shall each bear their own respective costs and expenses incident to preparing for, entering into and carrying out this Agreement; PROVIDED, HOWEVER, that iTurf, on the one hand, and the Selling Shareholders, on the other hand, shall split equally the costs and expenses incurred in connection with the filings and registrations with the U.S. Department of Justice and Federal Trade Commission pursuant to the HSR Act and the fees of Deutsche Banc (provided that in no event shall iTurf's share of such fees exceed $280,000). MarketSource and the Selling Shareholders agree that the Company has not borne and will not bear any expenses relating to this transaction, including any legal fees or accounting fees relating to the preparation of financial statements for purposes of this transaction and any of MarketSource's or the Selling Shareholders' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby. In no event shall the Company, iTurf, Merger Sub or the Surviving Corporation pay any expenses incurred on behalf of MarketSource or any Selling Shareholder, which expenses shall be paid solely by MarketSource or the Selling Shareholder incurring such expenses.

            8.3 FURTHER ASSURANCES. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions completed hereby.

            8.4 ENTIRE AGREEMENT. This Agreement (which includes the schedules and exhibits hereto) sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all prior understandings and agreements. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

            8.5 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns; PROVIDED, HOWEVER, that neither this Agreement nor any right or obligation hereunder may be assigned or transferred without the written consent of the other parties, except that iTurf and/or Merger Sub may assign this Agreement and its rights hereunder to any direct or indirect wholly-owned subsidiary of iTurf.

            8.6 NO THIRD PARTY BENEFICIARY. Except as otherwise expressly provided herein, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

            8.7 PARAGRAPH HEADINGS. The paragraph or section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            8.8 SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable, and such illegality, invalidity or unenforceability shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

            8.9 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be gov erned by and construed and interpreted in accordance with the laws of the State of New York. The state courts of the State of New York in New York County and, if the jurisdictional prerequisites exist at the time, the United States District Court for the Southern District of New York, shall have sole and exclusive jurisdictions to hear and determine any dispute or controversy arising under or concerning this Agreement. In any action or proceeding concerning such dispute or controversy, the parties consent to jurisdiction and waive personal service of any summons, complaint or other process; a summons or complaint in any such action or proceeding may be served by mail in accordance with Section 8.1.

            8.10 COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

            8.11 SELLERS' AGENT.

                  (a) Appointment of Sellers' Agent.

                        (i) Each of the Selling Shareholders hereby irrevocably
            appoints Martin D. Levine as agent and attorney-in-fact (sometimes referred to herein as "SELLERS' AGENT") of each of the Selling Shareholders to take any action required or permitted to be taken by such persons under the terms of this Agreement or any other Transaction Document, including, without limiting the generality of the foregoing, the execution, delivery and receipt of any funds, notices, certificates or other documents to be executed, delivered or received by or on behalf of any or all of the Selling Shareholders, the representation of the Companies in the resolution of any disputed matters hereunder and in indemnification proceedings hereunder and the rights to waive, modify or amend the terms of this Agreement. The Selling Shareholders severally agree to indemnify the Sellers' Agent from and against and in respect of any and all Liabilities, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to any action as the Sellers' Agent and any and all actions proceedings, demands, assessments, judgments, costs and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agent.

                        (ii) iTurf, Merger Sub and the Surviving Corporation
            shall be entitled to rely exclusively upon any communications given by the Sellers' Agent on behalf of any of the Companies and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications made by the Sellers' Agent. Notwithstanding anything to the contrary contained herein, iTurf, Merger Sub and the Surviving Corporation shall be entitled to disregard any notices or communications given or made by the Selling Shareholders unless given or made through the Sellers' Agent, except as provided in subparagraph (b) below.

                  (b) SUCCESSOR AGENT. In the event of the inability of the Sellers' Agent to perform its functions hereunder, the Selling Shareholders shall promptly appoint a new agent as attorney-in-fact, and such appointment shall be deemed to have made when communicated to iTurf and Merger Sub in writing signed by a majority of the Selling Shareholders. If the Selling Shareholders do not within 15 days appoint a new agent, then Frank P. Morelli shall serve as the Sellers' Agent if he is able and willing to do so, until a successor agent shall have been appointed in accordance with the provisions hereof.

                  (c) SELLERS' AGENT ACTIONS. The manner and form by which the Selling Shareholders shall decide upon any new agent and attorney-in-fact shall be decided by a writing signed by a majority of the Selling Shareholders. The Selling Shareholders recognize, and hereby acknowledge, that the Sellers' Agent has an interest in the subject matter of this Agreement and that the appointment of such Sellers' Agent (which shall include any person who becomes the Sellers' Agent pursuant to the provisions of subparagraph (b) above) as the Sellers' Agent constitutes an irrevocable power-of-attorney coupled with an interest.

            8.12 CONSTRUCTION. Each of the parties hereto has participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement and the other Transaction Documents. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


ITURF INC.


By: /s/ DENNIS GOLDSTEIN
   ------------------------------
   Name: Dennis Goldstein
   Title: Chief Financial Officer


ITURF ACQUISITION CORPORATION


By: /s/ DENNIS GOLDSTEIN
   ------------------------------
   Name:
   Title:


T@PONLINE.COM, INC.


By: /s/ MARTIN LEVINE
   ------------------------------
   Name:
   Title:

MARKETSOURCE CORPORATION


By: /s/ MARTIN LEVINE
   ------------------------------
   Name:
   Title

SELLING SHAREHOLDERS:


/s/ MARTIN LEVINE
------------------------------
Martin D. Levine


/s/ MARTIN LEVINE
------------------------------
Martin D. Levine, as Trustee of
the Jonathan L. Levine Grantor
Trust u/t/a/d January 1, 1995


/s/ MARTIN LEVINE
------------------------------
Martin D. Levine, as Trustee of
the Lauren E. Levine Grantor
Trust u/t/a/d January 1, 1995


/s/ DAVID BIDWELL
------------------------------
David Bidwell


/s/ DEBORAH CHEEZUM
------------------------------
Deborah Cheezum


/s/ DONALD CLIFFORD
------------------------------
Donald Clifford


/s/ FRANK P. MORELLI
------------------------------
Frank P. Morelli


/s/ DEREK S. WHITE
------------------------------
Derek S. White


/s/ ANTHONY FIORE
------------------------------
Anthony Fiore

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I - THE MERGER.......................................................1

   1.1      The Merger.......................................................1
   1.2      Effective Time...................................................2
   1.3      Closing..........................................................2
   1.4      Effect of the Merger.............................................2
   1.5      Certificate of Incorporation; Bylaws.............................2
   1.6      Directors and Officers...........................................2
   1.7      Effect on Capital Stock..........................................2
   1.8      Adjustment of Merger Consideration...............................3
   1.9      No Fractional Shares.............................................3
   1.10     Holdback.........................................................4
   1.11     Tax-Free Reorganization..........................................4

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
MARKETSOURCE AND THE SELLING SHAREHOLDERS....................................4

   2.1      Organization and Qualification...................................4
   2.2      Authority Relative to This Agreement.............................5
   2.3      Capital Structure................................................5
   2.4      Title to Shares..................................................6
   2.5      Subsidiaries and Affiliates......................................6
   2.6      Financial Statements.............................................7
   2.7      No Undisclosed Liabilities.......................................7
   2.8      Absence of Certain Changes or Events.............................7
   2.9      Taxes............................................................7
   2.10     Title to Assets..................................................8
   2.11     Real and Personal Property.......................................8
   2.12     Intellectual Property............................................9
   2.13     Contracts, Leases and Commitments................................9
   2.14     No Conflicts, Required Filings or Consents......................10
   2.15     No Permits Required; Compliance with Laws.......................11
   2.16     Personnel Matters...............................................11
   2.17     Employee Benefit Plans..........................................11
   2.18     Intentionally omitted...........................................13
   2.19     Insurance.......................................................13
   2.20     Litigation......................................................13
   2.21     Environmental Matters...........................................14
   2.22     Restrictions on Business Activities.............................14
   2.23     Transactions with Affiliates....................................14
   2.24     Books and Records...............................................14
   2.25     Improper Payments...............................................14
   2.26     Brokers.........................................................15

   2.27     Investment Representation.......................................15
   2.28     Vote Required...................................................15
   2.29     Web Site Traffic................................................15
   2.30     Year 2000 Compliance............................................15
   2.31     Indebtedness to Certain Affiliates; Guaranties..................16
   2.32     Disclosure......................................................16

ARTICLE III - REPRESENTATIONS AND WARRANTIES
OF ITURF AND MERGER SUB.....................................................17

   3.1      Organization and Qualification..................................17
   3.2      Authority Relative to this Agreement............................17
   3.3      No Conflict, Required Filings and Consents......................18
   3.4      Capital Stock...................................................18
   3.5      SEC Filings, Financial Statements...............................19
   3.6      Absence of Certain Changes or Events............................19
   3.7      Brokers.........................................................19

ARTICLE IV - ADDITIONAL COVENANTS AND AGREEMENTS............................20

   4.1      Conduct of Business.............................................20
   4.2      Access to Information...........................................22
   4.3      Notification of Certain Matters.................................22
   4.4      Intentionally omitted...........................................22
   4.5      Fulfillment of Conditions.......................................22
   4.6      Public Announcements............................................22
   4.7      Board of Directors of iTurf.....................................23
   4.8      No Solicitation.................................................23
   4.9      Release by the Selling Shareholders.............................23
   4.10     Shareholders Meeting and Approval...............................23
   4.11     Waiver of Appraisal Rights......................................24
   4.12     Lock-up Arrangements............................................24
   4.13     Registration Rights Agreement...................................24
   4.14     Ancillary Agreements............................................24
   4.15     Tax Matters.....................................................25
   4.16     HSR Act Filing..................................................25
   4.17     MarketSource Release............................................25
   4.18     Domain Names....................................................25
   4.19     AT&T Agreement..................................................25
   4.20     Payroll Expenses/Sprint Contract................................25
   4.21     Expenses Paid by the Company....................................25

ARTICLE V - CONDITIONS PRECEDENT............................................26

   5.1      Conditions to Each Party's Obligations..........................26
   5.2      Conditions to Obligations of iTurf and Merger Sub...............26
   5.3      Conditions  to Obligations of the Company and the Selling
            Shareholders....................................................27

ARTICLE VI - INDEMNIFICATION; ESCROW........................................29

   6.1      Indemnification by the Selling Shareholders.....................29
   6.2      Indemnification By iTurf........................................29
   6.3      Further Provisions Regarding Indemnification....................29
   6.4      Procedures Relating to Holdback Shares..........................30

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER.............................33

   7.1      Termination.....................................................33
   7.2      Effect of Termination...........................................33
   7.3      Amendment.......................................................33
   7.4      Cost Recovery Payment...........................................33

ARTICLE VIII - MISCELLANEOUS................................................34

   8.1      Notices.........................................................34
   8.2      Expenses........................................................35
   8.3      Further Assurances..............................................35
   8.4      Entire Agreement................................................35
   8.5      Assignment; Binding Effect......................................35
   8.6      No Third Party Beneficiary......................................35
   8.7      Paragraph Headings..............................................36
   8.8      Severability....................................................36
   8.9      Governing Law; Consent to Jurisdiction..........................36
   8.10     Counterparts....................................................36
   8.11     Sellers' Agent..................................................36
   8.12     Construction....................................................38

SCHEDULES

Schedule 2.1            Organization
Schedule 2.3            Stockholders
Schedule 2.5            Subsidiaries and Affiliates
Schedule 2.10           Title to Assets
Schedule 2.11           Real and Personal Property
Schedule 2.12           Intellectual Property
Schedule 2.13           Contracts
Schedule 2.14           Conflicts and Consents
Schedule 2.16           Personnel Matters
Schedule 2.17           Employee Benefit Plans
Schedule 2.19           Insurance
Schedule 2.20           Litigation
Schedule 2.23           Transactions with Affiliates
Schedule 2.26           Brokers
Schedule 2.29           Web Site Traffic
Schedule 4.12           Lock-up Arrangements
Schedule 4.18           Domain Names to be Transferred to Taponline
Schedule 5.2            MarketSource Contracts to be Assigned to Tapoline

EXHIBITS

Exhibit A         Form of Registration Rights Agreement
Exhibit B         Form of On-line Advertising Agreement
Exhibit C         Form of Off-line Advertising Agreement
Exhibit D         Form of Transitional Services Agreement
Exhibit E         Form of Software License Agreement
Exhibit F         Form of Sublease Agreement
Exhibit G         Form of Non-Competition Agreement
Exhibit H         Form of Opinion of Shanley & Fisher P.C., counsel to the
                  Company, MarketSource and the Selling Shareholders
Exhibit I         Section 368 Certificate of iTurf, Merger Sub, the Company and
                  the Selling Shareholders
Exhibit J         Form of Opinion of Alex S. Navarro, Esq., General Counsel of
                  iTurf and Merger Sub

Note: Copies of the above-listed Schedules and Exhibits to this Agreement and Plan of Merger have been intentionally omitted pursuant to Item 601(b)(2) of Regulation S-K. iTurf Inc. agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Securities and Exchange Commission upon its request.